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                                                                    EXHIBIT 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated February 22, 2001, accompanying the consolidated financial statements of Sunshine Mining and Refining Company contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."


GRANT THORNTON LLP

/s/ Grant Thornton LLP

Dallas, Texas
MAY 11, 2001